Consent of Registered Auditor

Force Protection Video Equipment Corp.

140 Iowa Lane

Suite 101

Cary, NC 27511

Dear Sir/Madam

We hereby consent to the Prospectus constituting a part of this Registration Statement on Form S-1, Amendment No. 1, of our report dated July 3, 2015, relating to the financial statements of Force Protection Video Equipment Corp which are contained in this prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/Baum & Company

Miami Beach, FL 33139

March 7, 2016